Exhibit 99.1

 Wrap Signs Distribution Agreements with International and Domestic Distributors

Agreements Include Distributors Covering 12 Countries and 36 States in the US

LAS VEGAS, Nevada, June 12, 2019 -- Wrap Technologies, Inc. (the “Company” or “Wrap”) (Nasdaq: WRTC), an innovator of modern policing solutions, today announced that the Company has signed exclusive distributor agreements with seven international distributors covering 12 countries and domestic distributor agreements with nine distributors representing 36 states in the US. Countries represented by the international distributors include Australia, New Zealand, Malaysia, South Korea, Netherlands, Luxembourg, Belgium, Italy, Spain, and Canada.

Export licenses for these countries have been approved by the US Department of Commerce, with export licenses for other countries currently pending approval.

The Company’s strategy is to partner with established distribution companies that are already selling products to law enforcement agencies in their respective regions, enabling the Company to reach more police departments at a quicker pace while also providing a larger infrastructure of support to law enforcement agencies.

“We are excited to announce our partnerships with multiple distributors around the globe,” said Tom Smith, President of Wrap Technologies. “I have been able to leverage past relationships in order to expedite the process of building our distribution network, and I am confident in their capabilities to support the high demand for the BolaWrap.”

In late May, the company hosted ten distributors for a private training session on use of the BolaWrap. This is an important step enabling them to professionally represent the BolaWrap line of products and accessories.

“I am pleased with the speed at which we have been able to build our distribution network since Tom has joined as President,” said David Norris, CEO of Wrap Technologies. “We look forward to being able to provide the BolaWrap solution to law enforcement agencies throughout the United States and across the world.”

Video highlights of the distributor training session can be seen here.

About Wrap Technologies (Nasdaq: WRTC)
Wrap Technologies is an innovator of modern policing solutions. The Company’s BolaWrap 100 product is a patented, hand-held remote restraint device that discharges an eight-foot bola style Kevlar® tether to entangle an individual at a range of 10-25 feet. Developed by award winning inventor Elwood Norris, the Company’s Chief Technology Officer, the small but powerful BolaWrap 100 assists law enforcement to safely and effectively control encounters, especially those involving an individual experiencing a mental crisis. For information on the Company please visit www.wraptechnologies.com. Examples of recent media coverage are available as links under the “Media” tab of the website.

Trademark Information: BolaWrap is a trademark of Wrap Technologies, Inc. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements – Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company’s overall business, total addressable market and expectations regarding future sales and expenses. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to successful implement training programs for the use of its products; the Company’s ability to manufacture and produce product for its customers; the Company’s ability to develop sales for its new product solution; the acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the ability to obtain export licenses for counties outside of the US; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors included in the Company’s most recent quarterly report on Form 10-Q and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

WRAP TECHNOLOGIES’ CONTACT:
Investor Relations
800-583-2652, Ext #515
IR@wraptechnologies.com